Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and on the cover page and under the caption "Independent Registered Public Accounting Firm" in the Statements of Additional Information, each dated August 1, 2022, and each included in this Post-Effective Amendment No. 193 to the Registration Statement (Form N-1A, File No. 333-220520) of USAA Mutual Funds Trust (the "Registration Statement").

We also consent to the incorporation by reference of our report dated May 27, 2022, with respect to the financial statements and financial highlights of USAA California Bond Fund, USAA Global Equity Income Fund, USAA New York Bond Fund, USAA Target Managed Allocation Fund, USAA Tax Exempt Intermediate-Term Fund, USAA Tax Exempt Long-Term Fund, USAA Tax Exempt Money Market Fund, USAA Tax Exempt Short-Term Fund, and USAA Virginia Bond Fund (nine of the funds constituting USAA Mutual Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

July 28, 2022